BY-LAWS

                                       of

                                    WPG FUND
                                    --------


                                    ARTICLE I
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                                     OFFICES
                                     -------

         The principal office of the Trust shall be in the City of New York, County of New York, State of New York. The Trust may also have offices at such other places, within or without the State of New York, as the Trustees determine from time to time or the business of the Trust requires.


                                   ARTICLE II
                                   ----------

                                  SHAREHOLDERS
                                  ------------

         SECTION 1. MEETINGS. Meetings of shareholders shall be held at such
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place within or without the Commonwealth of Massachusetts, on such day and at such time, as the Trustees may determine.

         SECTION 2. MEETINGS. Meetings of shareholders may be called at any time
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by the President or a majority of the Trustees for the purpose of transacting any business that may properly come before the meeting, and shall be called by any Trustee upon receipt of a written request stating the purpose of the proposed meeting signed by holders of record entitled to cast at least 10% of all the votes entitled to be cast at any such meeting. No meeting need be called upon the request of the holders of less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any meeting of shareholders held during the preceding twelve months.

         SECTION 3. RECORD DATES. The Trustees may fix, in advance, a date as
                    -------------
the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than 60 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         SECTION 4. NOTICE OF MEETING. Not less than 10 and not more than 60
                    ------------------
days before any meeting of shareholders, the Secretary shall mail to each shareholder

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entitled to vote at the meeting and to each other shareholder entitled to notice of such meeting at his registered address, written notice of the time, date, place and the purpose or purposes of the meeting. Only the business stated in the notice of meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the shareholder or his attorney thereunto authorized, is filed with the recorder of the meeting.

         SECTION 5. ADJOURNMENT. A meeting of shareholders may be adjourned from
                    ------------
time to time without further notice, other than as announced at the meeting, to a date not more than 120 days after the original record date. At any such adjourned meeting, any action may be taken that could have been taken at the meeting originally called.

         SECTION 6. QUORUM AND VOTING. The holders of a majority of the
                    ------------------
outstanding shares of each series of the Trust entitled to vote at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of business at any meeting of shareholders. Only shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter and each fractional share shall be entitled to a proportionate fractional vote. In the absence of a quorum, a majority of the Shares of each series of the Trust present at the meeting in person or by proxy, may adjourn at meeting from time to time until a quorum shall be present.

         SECTION 7. PROXIES. At any meeting of shareholders, any holder of
                    --------
shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer and agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust. When any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at the meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         SECTION 8. INSPECTION OF RECORDS. The records of the Trust shall be
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open to

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inspection by shareholders to the same extent as is permitted shareholders of a
Massachusetts business corporation.

         SECTION 9. ACTION WITHOUT MEETING. Any action which may be taken by
                    -----------------------
shareholders may be taken without a meeting if a majority of shareholders of the Trust or the applicable series of the Trust entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the declaration of Trust or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of shareholders.

         SECTION 10. CONDUCT OF MEETINGS. Each meeting of shareholders shall be
                     --------------------
presided over by the President or, if he is not present, by the Chairman of the Board or any Vice President or, if none of them is present, by a chairman to be elected at the meeting. The Secretary shall act as secretary of the meeting or, if he is not present, an Assistant Secretary shall so act. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary.


                                   ARTICLE III
                                   -----------

                                    TRUSTEES
                                    --------

         SECTION 1. NUMBER AND TENURE. The number of Trustees fixed by the
                    ------------------
Trustees pursuant to the Declaration of Trust as the number which shall constitute all of the Trustees may be increased or decreased by a vote of a majority of the Trustees from time to time, provided that this number shall not be less than three nor more than 21. Beginning with the Trustees elected at the first meeting of shareholders following the public offering of the Shares, each Trustee shall hold office until his successor is elected and qualified or until his earlier resignation, removal or death.

         SECTION 2. PLACE OF MEETINGS. Meetings of the Trustees, regular or
                    -----------------
special, may be held at any place within or without the Commonwealth of Massachusetts as the Trustees may determine.

         SECTION 3. MEETINGS OF TRUSTEES. The Trustees may in their discretion
                    --------------------
provide for regular or stated meetings of the Trustees. No notice of regular or stated meetings shall be required. Meetings of the Trustees, other than regular or stated meetings, may be called at any time by the President or a majority of the Trustees. Written notice of the time and place of any meeting of the Trustees, other than regular or stated meetings, shall be delivered, telegraphed, cabled or wirelessed to each Trustee not less than one day before the meeting or mailed to each Trustee not less than three days before such meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after a meeting,

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is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting.

         SECTION 4. TELEPHONE MEETINGS; ACTION BY CONSENT. The Trustees or any
                    --------------------------------------
committee thereof may participate in a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

         Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

         SECTION 5. QUORUM. One-third of the total number of Trustees shall
                    -------
constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than three Trustees. If at any meeting of the Trustees there shall be less than a quorum present, the majority of those present may adjourn the meeting until a quorum shall have been obtained. Except as otherwise provided by law, the Declaration of Trust, these By-Laws or any contract or agreement to which the Trust is a party, the act of a majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Trustees.

         SECTION 6. COMMITTEES. The Trustees may by resolution passed by a
                    ----------
majority of the Trustees designate an executive committee and other committees composed of two or more Trustees, and the members thereof, to the extent permitted by law, and each committee shall have the powers, authority and duties specified in the resolution creating the same and permitted by law. A majority of the members of a committee shall constitute a quorum for the transaction of business. If a member of a committee is absent or disqualified from voting, the committee member or members present, whether or not constituting a quorum, may unanimously appoint another member of the Trustees to act at the meeting in place of the absent or disqualified member.

         SECTION 7. MEETINGS, QUORUM AND MANNER OF ACTING. The Trustees may (1)
                    -------------------------------------
provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specific powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a

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telephone circuit. The Trustees shall keep regular minutes of their meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the Office of the Trust.

         SECTION 8. COMPENSATION OF TRUSTEES. The Trustees may authorize
                    -------------------------
reasonable compensation to Trustees for their services as Trustees and as members of committees of the Trustees and may authorize the reimbursement of reasonable expenses incurred by Trustees in connection with rendering those services.


                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

         SECTION 1. ELECTION AND REMOVAL. The Trustees shall elect a President,
                    ---------------------
a Secretary and a Treasurer. The Trustees may also in their discretion elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, agents and employees. Any two or more offices, except those of President and Vice President, may be held by the same person. The Trustees may fill any vacancy which may occur in any office. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the President, the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. Any officer may be removed from office at any time with or without cause by the vote of a majority of the Trustees whenever, in the judgment of the Trustees, the best interests of the Trust will be served thereby. The Trustees may delegate to any officer or committee the power to appoint subordinate officers or agents. An officer may be but need not be a Trustee or shareholder.

         SECTION 2. POWERS AND DUTIES. The officers of the Trust shall have such
                    -----------------
powers and duties as generally pertain to their respective offices as well as such powers and duties as may from time to time be conferred by resolution of the Trustees.

         SECTION 3. COMPENSATION OF OFFICERS. The officers of the Trust shall be
                    -------------------------
paid a salary to be determined by the Trustees.



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                                    ARTICLE V
                                    ---------

                                 INDEMNIFICATION
                                 ---------------

         The Trust shall indemnify each individual ("Indemnitee") who is a present or former Trustee, officer, employee or agent of the Trust, or who, while a Trustee, is or was serving at the request of the Trust as a Trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who, by reason of his position was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter collectively referred to as a "Proceeding") to the fullest extent permitted under the laws of the Commonwealth of Massachusetts, the Investment Company Act of 1940 and any other applicable law now or hereafter in effect, including the advance of related expenses, provided, however, that such indemnity shall not protect any Indemnitee from any liability arising out of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("Disabling Conduct").

         Notwithstanding the foregoing, no indemnification shall be made by the Trust to any Indemnitee unless:

                  (a) the court or other body before whom the Proceeding to which the Indemnitee is a party was brought (i) dismisses the Proceeding for insufficiency of evidence of any Disabling Conduct or
         (ii) reaches a final decision on the merits that the Indemnitee was not liable by reason of Disabling Conduct; or

                  (b) in the event of a settlement or other disposition not involving a final decision as provided in paragraph (a), there is a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, which determination shall be made by:

                      (i) the court or other body approving the settlement or other disposition; or

                      (ii) the vote of a majority of a quorum of the Trustees who are neither "interested persons" of the Trust as defined in the Investment Company Act of 1940 nor parties to the Proceeding or a proceeding on the same or similar grounds that is then or has at any time been pending; or

                      (iii) an independent legal counsel in a written opinion.

         Anything in this Article V to the contrary notwithstanding, any advance of

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expenses by the Trust to an Indemnitee shall be made only upon the undertaking by or on behalf of the Indemnitee to repay the advance unless it is ultimately determined that such Indemnitee is entitled to indemnification as above provided, and only if one of the following conditions is met:

                  (a) the Indemnitee shall provide adequate security for his undertaking;

                  (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

                  (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found to be entitled to indemnification, which determination shall be made by:

                      (i) a majority of a quorum of the Trustees who are neither "interested persons" of the Trust as defined in the Investment Company Act of 1940 nor parties to the Proceeding or a proceeding on the same or similar grounds that is then or has at any time been pending; or

                      (ii)  an independent legal counsel in a written opinion.

         The rights of Indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers may be entitled by contract or otherwise under the law.


                                   ARTICLE VI
                                   ----------

                                   FISCAL YEAR
                                   -----------

         The fiscal year of the Trust shall begin on the first day of January in each year, and shall end on the 31st day of December in each year, provided, however, that the Trustees may from time to time change the fiscal year.



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                                   ARTICLE VII
                                   -----------

                                WAIVERS OF NOTICE
                                -----------------

         Whenever any notice whatever is required to be given by the law, the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled, telexed, telecopied or wirelessed for the purposes of these ByLaws when it has been delivered to a representative of any telegraph, cable, telex, telecopy or wireless company with instructions that it be telegraphed, cabled, telexed, telecopied or wirelessed.


                                  ARTICLE VIII
                                  ------------

                                   AMENDMENTS
                                   ----------

         These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by (a) a vote of a majority of the Shares outstanding and entitled to vote or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration of Trust or these By-Laws, a vote of the shareholders.






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